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                                                                    EXHIBIT 10.8


                     FIRST AMENDMENT TO ATC REVOLVING CREDIT
                           LOAN AND SECURITY AGREEMENT

         This First Amendment to ATC Revolving Credit Loan and Security Agreement ("Amendment"), dated September 24, 1999, is made by and among ATC HEALTHCARE SERVICES, INC., a Georgia corporation ('ATC Healthcare"), and ATC STAFFING SERVICES, INC., a Delaware corporation ("ATC Staffing") (each of the foregoing individually, an "Existing Borrower" and collectively, the "Existing Borrowers") and STAFF BUILDERS, INC., a Delaware corporation ("Staff Builders") and MELLON BANK, N.A. ("Lender").

                                   BACKGROUND

         A. Lender and Existing Borrowers are parties to a certain ATC Revolving Credit Loan and Security Agreement, dated June 25, 1999 (as heretofore or hereafter amended, modified, supplemented or replaced from time to time, "Loan Agreement"). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Loan Agreement.

         B. Contemporaneously with the execution of this Amendment, Tender Loving Care Health Care Services, Inc., a Delaware corporation ("TLC"), each member of the Home Healthcare Group (all of the foregoing collectively, the "TLC Group") and Lender shall enter into a certain Second Amended and Restated Loan and Security Agreement C'TLC Loan Agreement") and related instruments, agreements and documents (all of the foregoing collectively, "TLC Loan Documents") pursuant to which certain terms and conditions of the Existing Loan Documents are modified as more fully set forth therein.

         C. Pursuant to the TLC Loan Documents, ATC Healthcare and ATC Staffing shall remain, and Staff Builders (a co-Borrower under the predecessor agreement to the TLC Loan Agreement) shall become, liable as sureties for all obligations and liabilities of TLC and the Home Healthcare Group under the TLC Loan Documents.

         D. Staff Builders has notified Lender that a plan has been approved by the Board of Directors of Staff Builders to separate its home healthcare business from its supplemental staffing business and to create two separate, publicly-traded companies, one engaged exclusively in providing home healthcare services and the other engaged exclusively in providing supplemental staffing services (the "Spin-Off"). After consummation of Spin-Off, the publicly traded company engaged exclusively in home healthcare services shall be TLC and the publicly traded company engaged exclusively in providing supplemental staffing services shall be Staff Builders.

          E. At Borrowers' request, prior to the proposed Spin-Off, Lender and Borrowers desire to modify the terms and conditions of the Loan Agreement as more fully described herein.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

         1 JOINDER.

              (a) Staff Builders, presently obligated to Lender as a surety for all Obligations under the Loan Agreement, hereby joins in, assumes, adopts, and becomes a Co-Borrower under the Loan Agreement and all other Loan Documents. All references to Borrowers contained in this Amendment as well as in the Loan


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Agreement, Revolving Credit Note and other Loan Documents are deemed, for all purposes, to also refer to and include Staff Builders as a Borrower. Staff Builders agrees that it has become a party to and agrees to comply with all of the terms and conditions of, and undertakings and obligations of Borrowers under, the Loan Agreement and other Loan Documents as if it were an original signatory thereto.

              (b) Without limiting the generality of the provisions of subparagraph (a) above, Staff Builders confirms that it is primarily and unconditionally liable, on a joint and several basis, as a Borrower with each other Borrower, for all Obligations now or at any time outstanding under the Loan Documents, as amended hereby or as may hereafter be amended, supplemented or replaced and (ii) as security for the payment of all Obligations and performance of all covenants and undertakings in the Loan Documents, Staff Builders reconfirms its grant to Lender of an assignment and continuing first lien on and security interest in all of the items and types of Collateral described in Section 3.1 of the Loan Agreement and agrees to execute and deliver to Lender any and all further UCC-1 financing statements for filing in all jurisdictions which Lender may deem appropriate. Staff Builders further acknowledges that any and all rights and claims to the Pre-Dividend Property (as defined by that certain Escrow Agreement, dated as of September 17, 1999, by and between MSX International Engineering Services, Inc. ("MSXI") and Staff Builders) under any and all agreements between Staff Builders and MSXI relating to the sale of Chelsea Computer Consultants, Inc. ("Chelsea Sale Documents") are included as Collateral. Borrowers further confirm that the Lender has not assumed and has no responsibility or liability for performance of any duty or obligation of Staff Builders under the Chelsea Sale Documents.

         2. MAXIMUM REVOLVING CREDIT AMOUNT. The "Maximum Revolving Credit Amount" of the Revolving Credit shall be Seventeen Million Dollars ($17,000,000) which shall be automatically reduced to Fifteen Million Dollars ($15,000,000) on the earlier of: (a) October 29, 1999, or (b) the date of the Spin-off. On the date of such automatic reduction, any and all principal amounts outstanding in excess of Fifteen Million Dollars ($15,000,000) shall be immediately due and payable in full.

          3. DEFINITIONS. Section 1.1 of the Loan Agreement is hereby amended by deleting the definitions of "Obligations", "Revolving Credit Maturity Date" and "Unfunded Capital Expenditures" in their entirety and replacing them with the following:

                  OBLIGATIONS - All existing and future liabilities of Borrowers to Lender, including, without limitation, indebtedness evidenced under the Revolving Credit Note issued pursuant hereto, the Loans, repayment of cash advances, all existing and future obligations of Borrowers as sureties for the obligations of Tender Loving Care Health Care Services, Inc., a Delaware corporation and the Home Healthcare Group to Lender, all fees and charges owing by Borrowers, and all other liabilities and obligations of every kind or nature whatsoever of Borrowers to Lender, whether hereunder or otherwise, whether now existing or hereafter incurred, joint or several, matured or unmatured, direct or indirect, primary or secondary, related or unrelated, due or to become due, including, without limitation, any extensions, modifications, substitutions, increases and renewals thereof, and substitutions therefor; the payment of all amounts advanced by Lender to preserve, protect, defend, and enforce its rights hereunder and in the Collateral in accordance with the terms of this Agreement; and the payment of all Expenses.

                  REVOLVING CREDIT MATURI1Y DATE - February 29, 2000.


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                  UNFUNDED CAPITAL EXPENDITURES - Any expenditure (except for any expenditure classified as an Unfunded Y2K Capital Expenditure) that would be classified as a capital expenditure on a consolidated statement of cash flows of Borrowers prepared in accordance with GAAP.

         4. DEFINITIONS. Section 1. 1 of the Loan Agreement is hereby amended by adding the definitions of "Book Net Worth", "Excess Cash Flow", "Net Income" and "Unfunded Y2K Capital Expenditure" with the following:

                  BOOK NET WORTH - For any period, the amount by which all assets of Borrowers exceed all of Borrowers' Liabilities, as would be shown on a consolidated balance sheet of Borrowers prepared as of such date in accordance with GAAP.

                  Excess Cash Flow - Net Income plus depreciation expense minus any payments on long term indebtedness.

                  Net Income - The net income after taxes of Borrowers, as such would be shown on a consolidated profit and loss statement of Borrowers, prepared in accordance with GAAP.

                  TOTAL DEBT TO BOOK NET WORTH RATIO - The ratio of (i) total Liabilities to (ii) Book Net Worth, as would be shown on a consolidated balance sheet of Borrowers prepared as of such date in accordance with GAAP.

                  Unfunded Y2K Capital Expenditures - Any expenditure by Borrowers for the purpose of addressing the Year 2000 Problem that would be classified as a capital expenditure on a consolidated statement of cash flows of Borrowers prepared in accordance with GAAP.

         5. Termination Fee. The Loan Agreement is amended by deleting Subsection 2.6(c) thereof in its entirety.

         6. Nature of Collateral. The Loan Agreement is amended by deleting
Section 3. 10 in its entirety and replacing it with the following:

                  3.10 Nature of Collateral: Borrowers confirm and agree that all security interests and liens granted hereunder shall continue unimpaired and in full force and effect until all Obligations are satisfied in full.

         7. Financial Covenants. The Loan Agreement is amended by deleting
Section 6.12 in its entirety and replacing it with the following:

                  6.12 Financial Covenants: Borrowers shall comply with the following financial covenants

                  (a) Unfunded Capital Expenditures - Borrowers shall not expend, on a consolidated basis, sums for Unfunded Capital Expenditures in excess of the following amounts during the following respective periods, all determined on a non-cumulative basis:


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          Period                                                Amount

October 1, 1999 through November 30, 1999                      $300,000

December 1, 1999 through January 31, 2000                       $15,000

February 1, 2000 through February 29, 2000                      $15,000

                  (a) Unfunded Y2K Capital Expenditures - Borrowers shall not expend, on a consolidated basis, sums for Unfunded Y2K Capital Expenditures in excess of the following amounts during the following respective periods, all determined on a non-cumulative basis:

          Period                                                Amount

September 1, 1999 through September 30, 1999                   $545,000

October 1, 1999 through November 30, 1999                      $895,000

December 1, 1999 and all times thereafter                            $0

                  (b) Net Income - Borrowers shall have achieved, on a consolidated basis, Net Income of not less than the following amounts for the following respective periods:

          Period                                                Amount

September 1, 1999 through September 30, 1999                    $25,000
October 1, 1999 through October 31, 1999                        $90,000
November 1, 1999 through November 30, 1999                      $90,000
December 1, 1999 through December 31, 1999                      $90,000
January 1, 2000 through January 31, 2000                        $65,000
February 1, 2000 through February 29, 2000                      $70,000

                  (c) Book Net Worth - Borrowers shall have a Book Net Worth of not less than the following amounts at all times during the following respective periods:

          Period                                                Amount

October 1, 1999 through October 31, 1999                    $17,340,000
November 1, 1999 through November 30, 1999                  $17,430,000
December 1, 1999 through December 31, 1999                  $17,520,000
January 1, 2000 through January 31, 2000                    $17,585,000
February 1, 2000 through February 29, 2000                  $17,655,000
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                  (d) TOTAL DEBT TO BOOK NET WORTH RATIO - Borrowers shall have and maintain a Total Debt to Book Net Worth Ratio of not more than the following ratios during the following respective periods:

          Period                                                 Ratio

October 1, 1999 through October 31, 1999                        1.20:1
November 1, 1999 through November 30, 1999                      1.15:1
December 1, 1999 through December 31, 1999                      1.05:1
January 1, 2000 through January 31, 2000                        1.00:1
February 1, 2000 through February 29, 2000                      1.00:1

                  (e) EXCESS CASH FLOW - Borrowers shall have achieved, on a consolidated basis, Excess Cash Flow of not less than the following amounts for the following respective periods:

          Period                                               Amount

September 1, 1999 through September 30, 1999                   $70,000
October 1, 1999 through October 31, 1999                      $150,000
November 1, 1999 through November 30, 1999                    $150,000
December 1, 1999 through December 31, 1999                    $150,000
January 1, 2000 through January 31, 2000                      $155,000
February 1, 2000 through February 29, 2000                    $155,000

                  For purposes hereof, Unfunded Capital Expenditures and Unfunded Y2K Capital Expenditures are eliminated from the calculation of Excess Cash Flow.

         8. DIVIDENDS. Notwithstanding any provisions contained in Section 7.6 of the Loan Agreement to the contrary, Staff Builders shall be permitted to dividend the stock of TLC to the shareholders of Staff Builders in conjunction with the Spin-Off.

         9. PERMITTED OVERADVANCE. As of the date hereof, Borrowers shall be permitted additional availability under the Revolving Credit Borrowing Base in an amount ('Permitted Overadvance") not to exceed Two Million Dollars ($2,000,000); provided however, that (a) the Permitted Overadvance shall not exceed, on a daily basis, the dollar for dollar amount of the Excess Borrowing Availability (as defined in the TLC Loan Agreement) of the TLC Group, and (b) the sum of (i) the Permitted Overadvance plus (ii) the amount of outstanding Loans under the TLC Loan Agreement shall not exceed the Maximum Revolving Credit Amount (as defined in the TLC Loan Agreement). The parties hereby agree that as of the earlier of (Y) October 29, 1999, or (z) the date of the Spin-Off, the Permitted Overadvance shall be equal to zero dollars ($0.00). Moreover, no Permitted Overadvance shall thereafter be made or allowed. Notwithstanding the foregoing, at no time shall Advances to Borrowers under the Revolving Credit exceed the Maximum Revolving Credit Amount.

          10. FACILI1Y FEE. In consideration of the agreements of Lender herein, Borrowers hereby jointly, severally and unconditionally agree and covenant to pay Lender a facility fee ("Facility Fee") on the dates and in the amounts designated on the following schedule:


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          Date of Payment                   Amount of Payment

          On the date hereof                       $85,000

          November 30, 1999                       $131,250

          December 30, 1999                       $131,250

          January 31, 2000                         $75,000

          The above-described payments, upon being made, shall be non-refundable. The Facility Fee is deemed fully earned as of the date hereof; provided however, that if the Revolving Credit is terminated and all Obligations are satisfied in full on a date ("Loan Satisfaction Date") prior to any of the following dates: (a) November 30, 1999, (b) December 30, 1999, or (c) January 31, 2000, then Borrowers shall not be required to make any of the payments designated in the above schedule to be paid on a date subsequent to the actual Loan Satisfaction Date.

          11. RESTRUCTURING FEE. In further consideration of the agreements of Lender herein, Borrowers hereby jointly, severally and unconditionally agree and covenant to pay, contemporaneously with the execution of this Amendment, to Lender a non-refundable restructuring fee ("Restructuring Fee") of Eighty Five Thousand Dollars ($85,000).

           12. COVENANTS. Borrowers hereby agree and covenant as follows:

              (a) Borrowers shall continue to retain for the remaining period of the Contract Term a consultant selected by Borrowers but acceptable to Lender to provide financial and strategic advice to Borrowers, to validate Borrowers' projections, and to analyze, inter alia, the viability of each Borrower's business, profitability, ability to meet its current and long term obligations, the effect on the business, properties, assets, financial condition, results of operations or prospects of each Borrower of any monetary or non-monetary obligations resulting from the Year 2000 Problem, and the effect on each Borrower of the scheduled bank amortization under the terms of the proposed Spin-Off. Upon receipt by Borrowers of any written reports by such consultant, Borrowers shall promptly deliver a copy of such report to Lender;

              (b) Borrowers shall continue, unless Lender agrees otherwise, to retain for the remaining period of the Contract Term a collection agency selected by Borrowers but acceptable to Lender to provide assistance in the collection of past due Accounts of Borrowers;

              (c) Borrowers shall continue to impose for the remaining period of the Contract Term a twenty percent (20%) reduction on the salaries of Stephen Savitsky and David Savitsky;

              (d) Notwithstanding any other provisions of the Loan Agreement to the contrary, none of the Borrowers shall at any time (i) enter into the purchase, sale, or exchange of Property with; (ii) make or have loans, advances, or extensions of credit to; (iii) make capital contributions or investments in;
(iv) obtain or have borrowings from; or (y) become or be liable, directly or indirectly, primary or secondary, matured or contingent, in any manner, whether as guarantor, surety, accommodation maker, or otherwise, for the existing or future indebtedness of, any member of the Home Healthcare Group or TLC (whether or not any such Person is an


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Affiliate of any Borrower), except for those transactions set forth on Exhibit
"A" attached hereto and made part hereof;

              (e) At no time shall the aggregate of all Accounts of all Borrowers outstanding and unpaid for more than one hundred and twenty (120) days past their respective original invoice dates exceed twenty-seven percent (27%) of the total aggregate outstanding Accounts of all Borrowers;

              (f) Lender shall have the right to engage a consultant or investment banker at any time to assist Lender in its analysis and evaluation of Borrowers' finances and operations and Lender's Collateral, and for such purpose, Borrowers shall permit any such advisor to Lender to have access to Borrowers' books and records and Property. Prior to occurrence of an Event of Default, the expense of any such advisory services shall be borne by Lender; and

              (g) Lender shall have received prior to October 29, 1999, the Pre-Dividend Property (as defined by that certain Escrow Agreement, dated as of September 17, 1999, by MSXI and Staff Builders) in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000) from Staff Builders; and

              (h) Borrowers shall have caused the Spin-Off to occur prior to October 29, 1999, pursuant to terms and conditions acceptable to Lender.

         13. CROSS-DEFAULT AND CROSS-COLLATERALIZATION.

              (a) The parties acknowledge and agree that (i) an Event of Default under the TLC Loan Agreement presently constitutes an Event of Default under the Loan Agreement, (ii) an Event of Default hereunder presently constitutes an Event of Default under the TLC Loan Agreement, (iii) the collateral of the TLC Group presently secures all Obligations under the Loan Agreement, and (iv) the Collateral of Borrowers presently secures all obligations and liabilities of the TLC Group under the TLC Loan Documents.

              (b) The parties hereby agree that if:

                  (i) Lender shall have received prior to October 29, 1999 the Pre-Dividend Property from Staff Builders which shall be applied against the Obligations of Borrowers;

                  (ii) the Spin-Off shall have occurred prior to October 29, 1999, pursuant to terms and conditions acceptable to Lender;

                  (iii) Lender shall have received on the earlier of: (A) October 22, 1999 or (B) three (3) Business days before the occurrence of the Spin-Off, pro-forma balance sheets of Borrowers and the TLC Group reflecting the proposed status of each after the occurrence of the Spin-Off, with adjusting entries with explanations, all of which shall be in form and substance satisfactory to Lender;

                  (iv) Lender shall have received prior to October 29, 1999 evidence that, after giving effect to the payment described in subsection (i) above, Borrowers have a minimum Excess Borrowing Availability of One Million Two Hundred Thousand Dollars ($1,200,000);
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                  (v) Lender shall have received prior to October 29, 1999
evidence that, after giving effect to the payment described in subsection (i) above, TLC and the Home Healthcare Group have a minimum Excess Borrowing Availability (as defined in the TLC Loan Agreement) of Two Million Dollars ($2,000,000);

                  (vi) no Event of Default shall have occurred under Subsections
8. 1 (a)-(d), (h), (j)-(o), (q) and (r) of the Loan Agreement and be continuing and no event shall have occurred which with the passage of time, the giving of notice or both would constitute an Event of Default under such subsections of the Loan Agreement;

                  (vii) no Event of Default shall have occurred under Subsections 8. 1 (a)-(d), (h), (j)-(o), (q) and (r) of the TLC Loan Agreement and be continuing and no event shall have occurred which with the passage of time, the giving of notice or both would constitute an Event of Default under such subsections of the TLC Loan Agreement;

                  (viii) Lender shall have received on the date of the Spin-Off, a certificate from Borrowers, executed by each Borrower's Chief Financial Officer, certifying that the signer has reviewed the relevant terms of this Agreement, and has made (or caused to be made under his supervision) a review of the transactions and conditions of Borrowers from the date of Closing to the date of the Spin-Off, and that such review has not disclosed the existence during such period of any condition or event which constitutes an Event of Default hereunder or under the TLC Loan Agreement or which is then, or with the passage of time or giving of notice, or both, would become an Event of Default hereunder of under the TLC Loan Agreement, then

                        (A) an Event of Default under the TLC Loan Agreement shall thereafter not constitute an Event of Default under the Loan Agreement;

                        (B) an Event of Default under the Loan Agreement shall thereafter not constitute an Event of Default under the TLC Loan Agreement;

                        (C) each Borrower shall no longer serve as a surety for all obligations of the TLC Group under the TLC Loan Documents;

                        (D) each member of the TLC Group shall no longer serve as sureties for all Obligations of each Borrower under the Loan Documents;

                        (E) any and all collateral of the TLC Group shall no longer secure the Obligations of Borrowers under the Loan Documents;

                        (F) any and all Collateral of each Borrower shall no longer secure the obligations of the TLC Group under the TLC Loan Documents;

                        (G) Dale Clift and Willard Derr shall no longer be subject to or bound by the terms and conditions set forth in those certain Management Support Agreements and Fraud Guarantees, each dated June 25, 1999, executed by each (with respect to the ATC Group) in favor of Lender in conjunction with the execution of the Loan Agreement; and

                        (H) David Savitsky shall no longer be subject to or bound by the terms and conditions set forth in that certain Management Support Agreement and Fraud Guarantees, of even date herewith, executed by David Savitsky in favor of Lender in conjunction with the execution of the TLC Loan Agreement.

         For the purposes of subsection (iv) above, "Excess Borrowing Availability" shall mean an amount equal to the Revolving Credit Borrowing Base less the sum of: (i) the amount of Loans then outstanding and requested to be made as of the date of calculation thereof, plus (ii) all sums due and owing to trade creditors which remain outstanding beyond normal terms, plus (iii) any reserves against the Revolving Credit Borrowing Base.

          (c) The parties agree and acknowledge that in order to effectuate the Spin-Off and upon fulfillment of the conditions set forth in Subsection (b) above, (i) Lender shall deliver a certificate to Borrowers or, if requested by Borrowers, to MSXI, certifying that all conditions set forth in Subsection (b) above have been fulfilled, (ii) Lender shall release its lien on and security interest in the stock of TLC, (iii) Lender shall deliver to Staff Builders the pledged stock of each member of the Home Healthcare Group in exchange for delivery to Lender of replacement certificates as described in clause (y) below,
(iv) TLC shall execute and deliver to Lender a new stock pledge agreement covering the stock described in Subsection (iii) above, and (v) TLC shall deliver to Lender the original replacement stock certificates representing the stock of TLC in each member of the Home Healthcare Group, together with stock powers executed in blank by TLC. Nothing contained herein shall impair, limit, or affect the continuing validity, enforceability and priority of Lender's lien and security interest, and the priority thereof, in the stock of the Home Healthcare Group.

          14. CONDITIONS TO CLOSING. Lender's obligation to enter into this Amendment and the effectiveness of this Amendment are subject to the following conditions having been satisfied in full to Lender's satisfaction:

              (a) Borrowers shall have delivered to Lender the following (all documents to be in form and substance acceptable to Lender):

                  (i) this Amendment properly executed by Borrowers;

                  (ii) a certain Replacement Revolving Credit Note, properly executed by Borrowers;

                  (iii) a Reaffirmation of Surety Agreement, properly executed by each member of the Home Healthcare Group;

                  (iv) a certain Surety Agreement, properly executed by TLC;

                  (v) a certain Stock Pledge Agreement, properly executed by Staff Builders, pledging the stock of TLC to secure all of the Obligations and reaffirming the pledge of the stock of Home Healthcare Group to secure all of the Obligations;

                  (vi) certain Re-affirmations of Management Support Agreement and Fraud Guarantee in favor of Lender, properly executed by David Savitsky, Stephen Savitsky, Dale Clift, Willard Derr, Joseph Murphy and Edward Teixeira;

                  (vii) a certification by the chief financial officer of each Existing Borrower that there has not occurred any material adverse change since July 31, 1999, in the operations, condition (financial or otherwise) and business prospects of each Existing Borrower as a whole;

                  (viii) certified copies of resolutions of each Borrower's board of directors authorizing execution of this Amendment and each document required under any provision hereof;

                  (ix) consolidated and consolidating income and cash flow statements of Borrowers for the period beginning March 1, 1999, through July 31, 1999;

                  (x) complete financial projections for Borrowers, on a monthly and consolidated basis, for the period beginning September 1, 1999, through February 28, 2000, including profit and loss statements, income and cash flow statements, balance sheets, and borrowing availability calculations, with supporting documentation and assumptions, all of which are in form and substance satisfactory to Lender in all respects;

                  (xi) pro-forma balance sheets of Borrowers reflecting the sale of Chelsea Computer Consultants, Inc. to MSXI and its effect on the profit and loss statements of Borrowers, with adjusting entries and explanations;

                  (xii) any and all Supplements to Exhibits to be delivered pursuant to Section 10(d) below;

                  (xiii) a written opinion of Borrowers' general counsel addressed to Lender; and

                  (xiv) such other documents, instruments and writings as Lender may reasonably require to carry out the intentions of parties hereunder;

              (b) No Event of Default shall have occurred under the Loan Agreement and be continuing and no event shall have occurred which with the passage of time, the giving of notice or both would constitute an Event of Default under the Loan Agreement;

              (c) Payment of the Facility Fee and Restructuring Fee; and

              (d) Payment or reimbursement to Lender for all legal expenses incurred by Lender to analyze, prepare and negotiate and conclude this Amendment and all related agreements and transactions described herein.

          15. REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants to Lender that:

              (a) the execution, delivery and performance by each Borrower of this Amendment and the transactions contemplated herein: (i) are and will be within each Borrower's corporate powers; (ii) have been authorized by all necessary corporate action; (iii) are not and will not be in contravention of any order of any court or other agency of government, or of any law to which any Borrower or property of any Borrower is bound; and (iv) are not and will not be in conflict with, or result in a breach of or constitute (with due notice and/or lapse of time) a default under the articles of incorporation or bylaws or any indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or property of any Borrower is bound;

              (b) this Amendment and any other agreements, instruments or documents executed and/or delivered in connection herewith, shall be valid, binding and enforceable against each Borrower in accordance with their respective terms;

              (c) each of the representations and warranties contained in the Loan Agreement and all related agreements, instruments and documents are true and correct as of the date hereof .as to each Borrower; and

              (d) each of the schedules to the Loan Agreement are true, correct and complete as of the date hereof as to each Borrower, except as disclosed on the Supplements to each exhibit as attached hereto and made part hereof; and

              (e) no Event of Default and no event which, with the passage of time, giving of notice or both would become an Event of Default under the Loan Agreement, has occurred or is existing.

          16. CONFIRMATION OF INDEBTEDNESS. Each Borrower confirms and acknowledges that as of the close of business on September 24, 1999, it is jointly and severally indebted to Lender under the Loan Documents without any deduction, defense, setoff, claim or counterclaim, of any nature, in the aggregate principal amount of $15,809,188.48, plus interest from September 1, 1999, and all fees, costs and expenses (including attorneys' fees), incurred to date in connection with the Revolving Credit.

          17. REAFFIRMATION OF SECURI1Y INTEREST. Each Borrower confirms and agrees that all prior security interests and liens granted to Lender (including, without limitation, a pledge of the capital stock in the Existing Borrowers) continue unimpaired and in full force and effect and shall continue to cover and secure all Obligations of Borrowers to Lender. Each Borrower further confirms and represents that all Collateral remains free and clear of all liens other than those in favor of Lender or as otherwise permitted in the Loan Agreement. Nothing contained herein is intended to in any way impair or limit the validity, priority or extent of Lender's security interest in and liens upon the Collateral of each Borrower.

              NO WAIVER BY LENDER. This Amendment does not and shall not be deemed to constitute a waiver by Lender of any breach or violation of any representation, warranty or covenant made or agreed to by any Borrower under the Loan Agreement as amended hereby, and all of Lender's claims and rights resulting from any such breach or misrepresentation by any Borrower, are expressly reserved by Lender. This Amendment does not obligate Lender to agree to any further extension or any other modification of the Loan Agreement nor does it constitute a waiver of any other rights or remedies of Lender.

          19. INCORPORATION. This Amendment shall amend, and is incorporated into and made part of, the Loan Agreement. All references to the Loan Agreement shall mean the Loan Agreement as amended hereby. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in the Loan Agreement, the terms and provisions hereof shall control. Except as expressly amended by this Amendment, all of the terms and conditions of the Loan Agreement continue unchanged and remain in full force and effect.

          20. NO MODIFICATION. No modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

          21. SUCCESSOR AND ASSIGNS. This Amendment will be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

          22. GOVERNING LAW. This Amendment shall be governed by, and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, excluding its conflict of laws rule.

          23. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature by facsimile shall also bind the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed this Amendment on the date first written above.


                          LENDER:

                          Mellon Bank, N.A.

                          By: /s/ Jeffrey Saperstein
                             ----------------------------
                                Jeffrey Saperstein
                                Vice President


                          BORROWERS:

                          ATC Healthcare Services, Inc.

                          By: /s/ Stephen Savitsky
                             ---------------------------
                                Stephen Savitsky
                                President


                          ATC Staffing Services, Inc.

                          By: /s/ Stephen Savitsky
                             ---------------------------
                                Stephen Savitsky
                                President

                          Staff Builders, Inc.

                          By: /s/ Stephen Savitsky
                             ---------------------------
                                Stephen Savitsky
                                Chief Executive Officer